UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2022

PGT Innovations, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive
North Venice, Florida		34275
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 480-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2022, PGT Innovations, Inc. (the “Company”) announced the appointment by its Board of Directors (the “Board”) of John E. Kunz as Senior Vice President and Chief Financial Officer, effective January 17, 2022. Brad West, the Company’s current Interim Chief Financial Officer and Senior Vice President of Corporate Development and Treasurer will return to his sole role as Senior Vice President of Corporate Development and Treasurer, effective the same date.

Prior to joining PGT Innovations, Mr. Kunz, age 57, served as Senior Vice President and Chief Financial Officer for U.S. Concrete, Inc., a formerly NASDAQ-listed concrete and aggregates products producer with total consolidated revenues of approximately $1.5 billion serving the construction industry from 2017 to 2021. Prior to that role, Mr. Kunz held various roles in finance, taxation and treasury from 2004 to 2017, including as Vice President, Corporate Controller and Principal Accounting Officer of Tenneco Inc. Prior to 2004, Mr. Kunz served in various finance roles with Great Lakes Chemical Corporation from 1999 to 2004, and with Weirton Steel Corporation from 1992 to 1999.

Mr. Kunz holds a Bachelor of Business Administration in Accounting from the University of Notre Dame, and a Master of Business Administration from Northwestern University Kellogg School of Management. Mr. Kunz also holds a license as a Certified Public Accountant in the State of Pennsylvania, which is currently on inactive status.

Mr. Kunz has no arrangements or understandings pursuant to which he was selected as an officer of the Company, no family relationships with any director or executive officer of the Company and does not have any transactions reportable under Item 404(a) of Regulation S-K.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Kunz agreed to certain terms of employment set forth in an offer letter, dated December 31, 2021 (the “Offer Letter”). The Offer Letter provides for (1) an annual base salary of $495,000, (2) eligibility for an annual performance bonus with a target opportunity of 75% of Mr. Kunz’s base salary, (3) eligibility for an annual equity grant with a target opportunity of 150% of Mr. Kunz’s base salary, which will be divided equally between restricted stock and performance restricted stock units, (4) Company-paid relocation assistance, and (5) other customary employee benefits.

The press release announcing Mr. Kunz’s appointment as Senior Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of PGT Innovations, Inc., dated January 6, 2022
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PGT INNOVATIONS, INC.

Date:	January 6, 2022	By:	/s/ Ryan S. Quinn
Name: Ryan S. Quinn Title: General Counsel and Secretary